CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 622 and Amendment No. 625 to the Registration Statement on Form N-1A of EA Series Trust for WHITEWOLF Publicly Listed Private Equity ETF and WHITEWOLF Commercial Real Estate Finance Income ETF and to the use of our report dated March 31, 2026 on the financial statements and financial highlights of WHITEWOLF Publicly Listed Private Equity ETF, each a series of EA Series Trust. Such financial statements and financial highlights appear in the 2026 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 27, 2026